================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          PACIFIC CREST CAPITAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

                          Pacific Crest Capital, Inc.
     -------------------------------------------------------------------------


     (4) Date Filed:


     -------------------------------------------------------------------------

Notes:

                     [LOGO OF PACIFIC CREST CAPITAL, INC.]



                          PACIFIC CREST CAPITAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 8, 1997


     Notice is hereby given that the annual meeting (the "Meeting") of the stockholders of Pacific Crest Capital, Inc. (the "Company") will be held on Thursday, May 8, 1997 at the Hyatt Westlake Plaza, Salon Dos, 880 South Westlake Boulevard, Westlake Village, California 91361 at 2:00 p.m. for the following purposes:

     1. ELECTION OF DIRECTORS. To elect one person to the Board of Directors for a term of three years and to serve until his or her successor is elected and qualified, as more fully described in the accompanying Proxy Statement.

     2. RE-APPROVAL OF 1993 EQUITY INCENTIVE PLAN. To re-approve the 1993 Equity Incentive Plan pursuant to which directors and officers may be granted certain stock-based awards.

     3. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

     Only those stockholders of record at the close of business on March 12, 1997 shall be entitled to notice of and to vote at the Meeting.

     STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

                                            By order of the Board of Directors


                                            /s/ Robert J. Dennen
                                            ROBERT J. DENNEN
                                            Secretary

Agoura Hills, California
April 7, 1997

                     [LOGO OF PACIFIC CREST CAPITAL, INC.]

                          PACIFIC CREST CAPITAL, INC.
                              30343 CANWOOD STREET
                         AGOURA HILLS, CALIFORNIA 91301
                                 (818) 865-3300

                               -----------------

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD THURSDAY, MAY 8, 1997

                               -----------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board of Directors") of Pacific Crest Capital, Inc. (the "Company") for use at the annual meeting ("Meeting") of the stockholders ("Stockholders") of the Company to be held on Thursday, May 8, 1997 at the Hyatt Westlake Plaza, Salon Dos, 880 South Westlake Boulevard, Westlake Village, California 91361 at 2:00 p.m. and at any adjournment thereof. This Proxy Statement and the enclosed proxy card ("Proxy") and other enclosures will be first mailed to Stockholders on or about April 7, 1997. Only Stockholders of record on March 12, 1997 ("Record Date") are entitled to vote in person or by proxy at the Meeting or any adjournment thereof.

MATTERS TO BE CONSIDERED

     The matters to be considered and voted upon at the Meeting will be:

     1. ELECTION OF DIRECTORS. To elect one person to the Board of Directors for a term of three years and to serve until his or her successor is elected and qualified. The Board of Directors' nominee is:

                               Rudolph I. Estrada

     2. RE-APPROVAL OF 1993 EQUITY INCENTIVE PLAN. To re-approve the 1993 Equity Incentive Plan pursuant to which directors and officers may be granted certain stock-based awards.

     3. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

COSTS OF SOLICITATIONS OF PROXIES

     This solicitation of Proxies is made on behalf of the Board of Directors of the Company and the Company will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by the Company. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Pacific Crest Investment and Loan ("Pacific Crest Investment"), may solicit Proxies personally or by telephone. In addition, the Company has engaged Corporate Investor Communications to assist in the distribution and solicitation of Proxies, for which the Company has agreed to pay a fee of $2,500. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

     The authorized capital of the Company consists of 10,000,000 shares of common stock, par value $.01 per share ("Common Stock"), of which 2,967,367 shares were issued and outstanding on the Record Date, and 2,000,000 shares of serial preferred stock, $.01 per share, of which no shares were issued and outstanding on the Record Date. A majority of the outstanding shares of Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each holder of Common Stock is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders. The Company's Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the person receiving the highest number of votes "FOR" will be elected. Accordingly, abstentions from voting and votes "WITHHELD" in the election of directors have no legal effect. The affirmative vote of a majority of the shares present or represented at the Meeting and entitled to vote on the proposal is required to re-approve the 1993 Equity Incentive Plan. Accordingly, abstentions from voting and broker non-votes will have the effect of a vote "AGAINST" the proposal.

     A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed proxy bearing a later date or by voting in person at the Meeting.

     If you hold your Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote your Common Stock, your broker or nominee may, in its discretion, vote your Common Stock "FOR" the election of the Board of Director's nominee. However, under applicable stock exchange rules your broker or nominee may not be able to vote your shares with respect to the proposal to re-approve the 1993 Equity Incentive Plan without your specific instructions. THEREFORE, FAILURE TO TIMELY RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE IN PERSON AT THE MEETING MAY CONSTITUTE, IN EFFECT, A VOTE "AGAINST" RE-APPROVAL OF THE 1993 EQUITY INCENTIVE PLAN. IT IS IMPORTANT THAT EVERY STOCKHOLDER INSTRUCT HIS OR HER BROKER OR NOMINEE AS TO HOW TO VOTE HIS OR HER SHARES OF COMMON STOCK.

     Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, your shares of Common Stock will be voted "FOR" the election of the nominee for director set forth herein and "FOR" the proposal to re-approve the 1993 Equity Incentive Plan.

     The enclosed Proxy confers discretionary authority with respect to any other proposals which properly may be brought before the Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to own more than 5% of the outstanding Common Stock, (ii) the directors and nominees for director of the Company, (iii) the Chief Executive Officer and four other executive officers of the Company whose salary and bonus in 1996 exceeded $100,000 (the "Named Executives"), and (iv) the Named Executives and the directors of the Company, as a group:

         Name and                        Number of
        Address of                        Shares            Percent
        Beneficial                     Beneficially           of
           Owner                         Owned/(1)/       Class/(2)/
--------------------------------       -------------      -----------
WELLINGTON MANAGEMENT CO., LLP         293,000/(3)/           9.87%
75 State Street
Boston, MA  02109

KENNEDY CAPITAL MANAGEMENT, INC.       278,100/(4)/           9.37%
10829 Olive Blvd.
St. Louis, MO  63141

DELTEC ASSET MANAGEMENT CORP.          261,300/(5)/           8.81%
535 Madison Avenue
New York, NY  10022

KRAMER SPELLMAN, L.P.                  175,500/(6)/           5.91%
600 Steamboat Road
Greenwich, CT  06830

GUARDIAN LIFE INSURANCE COMPANY        151,831/(7)/           5.12%
  OF AMERICA
201 Park Avenue South
New York, NY  10003

GARY WEHRLE                            158,317/(8)/           5.30%
President, Chief Executive Officer
and Chairman of the Board

RUDOLPH I. ESTRADA                       2,083/(9)/               *
Director; Nominee

MARTIN J. FRANK                        17,175/(10)/           *
Director

RICHARD S. ORFALEA                      3,041/(11)/           *
Director

STEVEN J. ORLANDO                       1,666/(12)/           *
Director

GONZALO FERNANDEZ                       8,098/(13)/           *
Executive Vice President

JOSEPH FINCI                            3,764/(14)/           *
Senior Vice President

LYLE C. LODWICK                        13,205/(15)/           *
Executive Vice President

BARRY L. OTELSBERG                     40,509/(16)/       1.36%
Executive Vice President

All Directors and Executive           247,858/(17)/       8.19%
 Officers, as a group (9 persons)

---------------
*  Less than 1%.

/(1)/ Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.

/(2)/ Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the percentage ownership of the person (or group), but are not deemed to be outstanding as to any other person (or group).

/(3)/ As reported in the Schedule 13G/A filed by Wellington Management Co., LLP with the Securities and Exchange Commission on February 14, 1997.

/(4)/ As reported in the Schedule 13G filed by Kennedy Capital Management with the Securities and Exchange Commission on February 10, 1997.

/(5)/ As reported in the Schedule 13G filed by Deltec Asset Management Corp.
      with the Securities and Exchange Commission on February 3, 1977.

/(6)/ As reported in the Schedule 13D filed by Kramer Spellman, L.P. with the Securities and Exchange Commission on November 11, 1996.

/(7)/ As reported in the Schedule 13G (Amendment No. 1) filed by Guardian Life
      Insurance Company of America with the Securities and Exchange Commission on February 14, 1997.

/(8)/ Includes 22,196 shares of Common Stock issuable upon the exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

/(9)/ Represents 1,875 shares of Common Stock issuable upon exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

/(10)/ Includes 6,300 shares of Common Stock held by the I.E. Falk Exemption
       Equivalent Trust, of which Mr. Frank's wife is the trustee and as to which Mr. Frank disclaims beneficial ownership, and 1,875 shares of Common Stock issuable upon exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

/(11)/ Includes 1,875 shares of Common Stock issuable upon exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

/(12)/ Includes 500 shares of Common Stock issuable upon exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

/(13)/ Includes 6,660 shares of Common Stock issuable upon the exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

/(14)/ Includes 2,997 shares of Common stock issuable upon exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

/(15)/ Includes 11,098 shares of Common Stock issuable upon exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

/(16)/ Includes 11,098 shares of Common Stock issuable upon the exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

/(17)/ Includes 60,174 shares of Common Stock issuable upon exercise of options vested pursuant to the Company's 1993 Equity Incentive Plan.

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS AND NOMINEES

     The Company's Certificate of Incorporation and Bylaws provide that, except as provided by the terms of any series of Preferred Stock or any other class of securities having a preference over the Common Stock, the number of directors shall be determined from time to time by the Board of Directors but may not be less than five. The Board of Directors is currently composed of five members. The Bylaws further provide for the division of the directors of the Company into three classes of approximately equal size. One member of Class I shall be elected to a three year term at the annual meeting of Stockholders in 1997, two members of Class II shall be elected to a three year term at the annual meeting of Stockholders in 1998, and two members of Class III shall be elected to a three year term at the annual meeting of stockholders in 1999.

     The director proposed for re-election, Rudolph I. Estrada, was appointed to the initial Board of Directors in 1993. Mr. Estrada has indicated his willingness to serve, and unless otherwise instructed, Proxies will be voted in such a way as to effect, if possible, the election of Mr. Estrada. In the event that Mr. Estrada should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that Mr. Estrada will be unavailable.

     None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company. As of the date hereof, no directorships are held by any director with a company which has a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except Mr. Estrada, who is a director of Monarch Funds, a registered investment company.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEE.

     The following table sets forth certain information with respect to the nominee for director, and the current directors and executive officers of the Company. All directors of the Company are also directors of Pacific Crest Investment. Officers will serve at the pleasure of the Board of Directors, subject to restrictions set forth in their employment agreements. See "ELECTION OF DIRECTORS -- Executive Compensation -- Employment Agreements and Termination of Employment Arrangements".

                                          Principal Occupation or Employment
            Name               Age     and Occupation for the Past Five Years
----------------------------   ---   ------------------------------------------
Rudolph I. Estrada/(1)/         49   Nominee; Class I Director of the Company;
                                     President and Chief Executive Officer of
                                     The Summit Group, a banking and business
                                     consulting company since 1988; Presidential
                                     appointee to the White House Commission on
                                     Small Business in 1993; Chairman of
                                     California Small Business Roundtable since
                                     1995; Professor (Adjunct) of Finance and
                                     Management and Director of the Small
                                     Business Institute at California State
                                     University since 1986; Corporate Lending
                                     Manager, Tokai Bank, from 1982 to 1987; Los
                                     Angeles District Director, U.S. Small
                                     Business Administration, from 1980 to 1982.

Martin J. Frank/(2)/            60   Class II Director of the Company; self-
                                     employed in movie development; Managing
                                     member, Cadillac LLC, a movie production
                                     company; Chairman of Moonshadow
                                     Entertainment, a movie production company
                                     from January 1, 1995 to December 31, 1996;
                                     Chairman of A. Frank Productions, a movie
                                     production company, from February 1992 to
                                     December 1993; owner of Martin J. Frank
                                     Consulting, a management consulting
                                     company, from February 1992 to December
                                     1996; retired as Managing Director from
                                     Towers, Perrin, Forster & Crosby, Inc. from
                                     1969 to February 1992.

Richard S. Orfalea/(3)/         55   Class III Director of the Company; Director
                                     of Mergers and Acquisitions, Director of
                                     International Expansion, Kinko's Graphics
                                     Corp. from 1990 to present; Manager of
                                     California Federal Bank, Merchant Banking
                                     Unit, Los Angeles Commercial Banking Office
                                     of California Federal Bank from 1983 to
                                     1990.

                                          Principal Occupation or Employment
            Name               Age     and Occupation for the Past Five Years
----------------------------   ---   ------------------------------------------
Steven J. Orlando/(2)/          45   Class II Director of the Company; Certified
                                     Public Accountant; Chief Financial Officer
                                     of Java Centrale, Inc., a gourmet coffee
                                     franchiser which has a class of securities
                                     registered under Section 12 of the Exchange
                                     Act; Director and President, RJN
                                     Enterprises, a private investment company,
                                     from July 1988 to present; Director of Bel
                                     Foods, a company supplying products to ice
                                     cream manufacturers, from 1988 to present;
                                     Director and consultant, Southwest Products
                                     Company, an aerospace specialty bearing
                                     manufacturer, from 1988 to present;
                                     Director and consulting Chief Financial
                                     Officer of FRS, Inc. from 1988 to 1994;
                                     self-employed as financial advisor and
                                     consultant from 1988 to 1994.

Gary Wehrle/(3)/                54   Chairman of the Board, Class III Director,
                                     President and Chief Executive Officer of
                                     the Company since formation of the Company;
                                     President and Chief Executive Officer of
                                     Pacific Crest Investment since 1984;
                                     Executive Vice President of The Foothill
                                     Group, Inc. ("Foothill Group") from 1980 to
                                     1993.

Barry L. Otelsberg              46   Executive Vice President of the Company
                                     since 1993; Executive Vice President -
                                     Marketing of Pacific Crest Investment since
                                     1985; Vice President of Foothill Group from
                                     1985 to 1993.

Lyle C. Lodwick                 43   Executive Vice President of the Company
                                     since 1993; Executive Vice President of
                                     Pacific Crest Investment since 1992; Senior
                                     Vice President of Pacific Crest Investment
                                     from 1988 to 1992.

Gonzalo Fernandez               54   Executive Vice President of the Company
                                     since 1994; Executive Vice President of
                                     Pacific Crest Investment since 1994; Senior
                                     Vice President of City National Bank from
                                     1988 to 1994; Vice President, District
                                     Manager of Wells Fargo Bank from 1986 to
                                     1988.

Robert J. Dennen                44   Vice President and Chief Financial Officer
                                     of the Company; Vice President and
                                     Controller of Pacific Crest Investment
                                     since 1986.

                                          Principal Occupation or Employment
            Name               Age     and Occupation for the Past Five Years
----------------------------   ---   ------------------------------------------
Joseph Finci                    39   Senior Vice President of the Company since
                                     1995; Senior Vice President of Pacific
                                     Crest Investment since 1995; and Vice
                                     President of Pacific Crest Investment from
                                     1990 to 1995.

-----------------------
/(1)/ Mr. Estrada's term of office expires at the 1997 Annual Meeting of
      Stockholders.
/(2)/ Messrs. Frank and Orlando's terms of office expire at the 1998 Annual
      Meeting of Stockholders.
/(3)/ Messrs. Orfalea and Wehrle's terms of office expire at the 1999 Annual
      Meeting of Stockholders.

BOARD OF DIRECTORS AND COMMITTEES

          The business of the Company's Board of Directors is conducted through its meetings, as well as through meetings of its committees. Set forth below is a description of the committees of the Board.

          The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from the Company's independent public accountants. The Audit Committee met eight times during 1996. The Audit Committee currently consists of all of the nonemployee directors and Mr. Estrada is its Chairman.

          The Compensation Committee determines the salary and bonus structure for the Company's executive officers and supervises the compensation scheme for the Company's other officers. In addition, the Compensation Committee determines appropriate awards under the Company's Equity Incentive Plan and administers the Company's Retirement Plan. The Compensation Committee met seven times during 1996. The Compensation Committee currently consists of all of the nonemployee directors of the Company, and Mr. Frank is its Chairman.

          The full Board of Directors acts as the Nominating Committee that nominates officers and directors of the Company for election.

          The Board of Directors met nine times during 1996. All of the persons who were directors of the Company during 1996 attended at least 75% of (1) the total number of Board meetings and (2) the total number of meetings held by all committees on which they served during 1996.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any persons holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 1996, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

COMPENSATION OF BOARD OF DIRECTORS

          The Company pays fees to its nonofficer directors for serving on the Board of Directors and for their attendance at board and committee meetings.
The Company pays each nonofficer director a retainer of $1,000 per annum, plus $250 per board or committee meeting attended. In addition, pursuant to the 1996 Non-Employee Directors' Stock Plan, nonofficer directors may elect to receive all or a portion of his directors' fees in shares of stock. The 1996 Non-Employee Directors' Stock Plan did not become effective until January 1, 1997.

          In 1996, Pacific Crest Investment paid its nonofficer directors an annual retainer of $10,000, plus $1,000 for each board or committee meeting attended in person. Nonofficer directors who served as either the Chairman of the Audit Committee or the Chairman of the Compensation Committee received an additional annual retainer of $4,000. Directors received only one fee for attending board and committee meetings held on the same date. Nonofficer directors were paid $250 for telephonic board meetings that lasted over one hour and $500 for meetings with the FDIC or the DOC.

          In addition, nonofficer directors of the Company automatically receive annual grants of stock options to acquire shares of Common Stock under the Company's 1993 Equity Incentive Plan. See "Re-Approval of 1993 Equity Incentive Plan."

          Neither the Company nor Pacific Crest Investment pay directors who are also executive officers for attending board or committee meetings.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

          The following table sets forth certain summary information concerning compensation paid or accrued to or on behalf of the Named Executives (determined as of the end of the last fiscal year) for each of the fiscal years ended December 31, 1996, 1995 and 1994 of the Company and Pacific Crest Investment.

                           SUMMARY COMPENSATION TABLE

                                                 Annual          Long Term
                                              Compensation      Compensation
                                              -------------     ------------
                                                                 Securities
                                                                 Underlying
                                                                  Options/           All Other
Name and Principal Position        Year        Salary ($)         SARs (#)        Compensation ($)/1/
--------------------------------   ----       -------------     -------------     -------------------
GARY WEHRLE                        1996          283,414           17,000              22,635/(2)/
PRESIDENT AND                      1995          232,414               --              30,560/(3)/
CHIEF EXECUTIVE OFFICER            1994          232,414           33,330              26,837/(4)/

GONZALO FERNANDEZ                  1996          198,000           10,000              16,631/(6)/
EXECUTIVE VICE PRESIDENT/(5)/      1995          120,000            7,000              15,313/(7)/
                                   1994           64,154           15,000               6,616/(8)/

BARRY L. OTELSBERG                 1996          194,000            5,000              22,018/(9)/
EXECUTIVE VICE PRESIDENT           1995          155,000            5,335              25,612/(10)/
                                   1994          150,000           16,665              19,642/(11)/

LYLE C. LODWICK                    1996          153,000            5,000              21,632/(12)/
EXECUTIVE VICE PRESIDENT           1995          125,000            5,335              21,550/(13)/
                                   1994          125,000           16,665              17,915/(14)/

JOSEPH FINCI                       1996          120,000            3,000              13,223/(15)/
SENIOR VICE PRESIDENT              1995           78,624            1,000               6,680/(16)/
                                   1994           75,600            4,000               7,039/(17)/

-----------------
/(1)/ Includes a $12,000 automobile allowance received by each Named Executive in each reported year, except as noted below. See Notes 8, 15, 16 and 17. /(2)/ Includes a $9,000 employer contribution to the Pacific Crest Capital, Inc.
      Retirement Plan (the "401(k) Plan"), $885 in imputed life insurance premiums and $750 for income tax preparation fee.
/(3)/ Includes a $9,000 employer contribution to the 401(k) Plan, $288 imputed life insurance premiums and $9,272 contribution to the Split Dollar Life Insurance Plan.
/(4)/ Includes $4,011 employer contribution to the 401(k) Plan, $500 for income tax preparation fee, $1,054 imputed life insurance and $9,272 contribution to the Split Dollar Life Insurance Plan.
/(5)/ Mr. Fernandez joined the Company in June 1994.

/(6)/ Includes a $3,280 employer contribution to the 401(k) Plan, $787 premium for life insurance and $564 in imputed life insurance premiums.
/(7)/ Includes $2,400 employer contribution to the 401(k) Plan, $625 premium for life insurance and $288 imputed life insurance.
/(8)/ Includes an automobile allowance of $6,415 and imputed life insurance premiums of $201.
/(9)/ Includes a $9,000 employer contribution to the 401(k) Plan, $651 contribution to the Split Dollar Life Insurance Plan and $367 in imputed life insurance premiums.
/(10)/ Includes $9,000 employer contribution to the 401(k) Plan, $4,438 contribution pursuant to the Split Dollar Life Insurance Policy, and $174 imputed life insurance premiums.
/(11)/ Includes $3,000 employer contribution to the 401(k) Plan, $204 imputed life insurance and $4,438 contribution to the Split Dollar Life Insurance Policy.
/(12)/ Includes a $9,000 employer contribution to the 401(k) Plan, $455 premium for life insurance and $177 in imputed life insurance premiums.
/(13)/ Includes $7,500 employee contribution to the 401(k) Plan, $1,550 anniversary award, $398 premium for life insurance and $102 imputed life insurance premium.
/(14)/ Includes $5,313 employer contribution to the 401(k) Plan, and $602 imputed life insurance.
/(15)/ Includes a $6,600 employer contribution to the 401(k) Plan, $6,000 automobile allowance, and $600 medical insurance premiums and $23 in imputed life insurance premiums.
/(16)/ Includes $6,000 automobile allowance, $600 medical insurance premiums and
       $80 in imputed life insurance.
/(17)/ Includes $6,000 automobile allowance, $600 medical insurance premiums and $439 in imputed life insurance.

OPTION GRANTS

          The following stock options were granted during 1996 to the Named Executives pursuant to the Company's 1993 Equity Incentive Plan:

                                                           Individual Grants
------------------------------------------------------------------------------------------------------------------------------
                           Number of       Percent of Total                                      Potential Realizable Value At
                          Securities         Options/SARS                                        Assumed Rates of Stock Price
                          Underlying          Granted to          Exercise                              Appreciation/(2)/
                         Options/SARS        Employees in      or Base Price                     -----------------------------
Name                   Granted (#)/(1)/         FY 1996            ($/Sh)       Expiration Date      5%                  10%
-----------------      ----------------    ----------------    -------------    ----------------  --------            --------
Gary Wehrle                  17,000               26.4%            $7.56             2/2/2006      $80,750            $204,850
Gonzalo Fernandez            10,000               15.5%             7.56             2/2/2006       47,500             120,500
Barry Otelsberg               5,000                7.8%             7.56             2/2/2006       23,750              60,250
Lyle Lodwick                  5,000                7.8%             7.56             2/2/2006       23,750              60,250
Joseph Finci                  3,000                4.7%             7.56             2/2/2006       14,250              36,150

___________

(1) The options were granted pursuant to the 1993 Equity Incentive Plan. The options become exercisable in three annual installments of 33-1/3% on each of the second, third and fourth anniversary dates of the grant. The options may be exercised at any time prior to their expiration by tendering the exercise price in cash, check or in shares of stock valued at fair market value on the date of exercise. In the event of a change in control (as defined) involving the Company, the options will become exercisable in full. The options may be amended by mutual agreement of the optionee and the Company.

(2)  The Potential Realizable Value is the product of (a) the difference between
     (i) the closing average market price per share at the grant date and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option on the date of the grant. THESE AMOUNTS REPRESENT CERTAIN ASSUMED RATES OF APPRECIATION ONLY. ACTUAL GAINS, IF ANY, ON STOCK OPTION EXERCISES ARE DEPENDENT ON A VARIETY OF FACTORS, INCLUDING MARKET CONDITIONS AND THE PRICE PERFORMANCE OF THE COMMON STOCK. THERE CAN BE NO ASSURANCE THAT THE RATE OF APPRECIATION PRESENTED IN THIS TABLE CAN BE ACHIEVED.

OPTION EXERCISES AND HOLDINGS

          The following table provides information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 1996 and unexercised options held by the Named Executives as of December 31, 1996.

              Aggregated Option/SAR Exercises in Fiscal Year 1996
                         and FY-End Option/SAR Values

                                                  Number of Securities
                                                Underlying Unexercised           Value of Unexercised
                                               Options/SARs at 12/31/96      In-the-Money Options/SARs at
                                                         (#)                       12/31/96 ($)/(1)/
                                               ---------------------------   -----------------------------
                        Shares
                       Acquired
                          on        Value
                       Exercise    Realized
    Nane                 (#)         ($)       Exercisable   Unexercisable   Exercisable    Unexercisable
---------------------  --------    --------    -----------   -------------   -----------   ---------------
Gary Wehrle               --          --          11,098         39,232        $61,039        $189,256
Gonzalo Fernandez         --          --           4,995         27,005         23,726         138,924
Barry Otelsberg           --          --           5,549         21,451         30,520         112,848
Lyle Lodwick              --          --           5,549         21,451         30,520         112,848
Joseph Finci              --          --           1,332          6,668          7,326          34,494

____________
(1) Value of unexercised "in-the-money" options is the difference between the market price of the Pacific Crest Common Stock on December 31, 1996 ($11.50 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

DEFINED BENEFIT PLAN

          The Company established the Pacific Crest Capital, Inc. Supplemental Executive Retirement Plan (the "Supplemental Plan") as a successor to certain benefit obligations of Foothill Group with respect to the Named Executives under the Foothill Group Supplemental Executive Retirement Plan (the "Foothill Group SERP"), and certain assets of the Foothill Group SERP were transferred into the Supplemental Plan in conjunction with the Spinoff. At December 31, 1996, only Gary Wehrle, Gonzalo Fernandez, Barry L. Otelsberg, and Lyle C. Lodwick were participants in the Supplemental Plan.

          The following table shows the estimated annual retirement benefits that would be payable to the Named Executives under the Supplemental Plan on their Normal Retirement Date on a straight life annuity basis, before any applicable offset for Social Security benefits or matching 401(k) contributions made under the Pacific Crest Capital, Inc. Retirement Plan (the "Retirement Plan") on the participant's behalf. Offsets for social security and 401(k) matching contributions made under the Retirement Plan may be substantial.


 AVERAGE ANNUAL
    ELIGIBLE                     ANNUAL COMPENSATION
  COMPENSATION             YEARS OF SERVICE AT RETIREMENT
---------------     ---------------------------------------------
                        15          20          25          30
                    ---------   ---------   ---------   ---------
   $200,000          $ 60,000    $ 80,000    $100,000    $120,000
   $250,000          $ 75,000    $100,000    $125,000    $150,000
   $300,000          $ 90,000    $120,000    $150,000    $180,000
   $350,000          $105,000    $140,000    $175,000    $210,000

          The credited years of service as of December 31, 1996 for Messrs. Wehrle, Fernandez, Otelsberg, and Lodwick were 19, 3, 20, and 11, respectively.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

          The Company has entered into employment agreements with Messrs. Wehrle, Fernandez, Otelsberg, Lodwick, and Dennen ("Employees"). Mr. Wehrle's employment agreement is for an initial term of three years and Messrs. Fernandez, Otelsberg, Lodwick and Dennen's employment agreements each were for an initial term of two years. The terms of the employment agreements were automatically extended on each anniversary of the agreement to cover successive periods of one year each, unless the Company or the Employee gives written notice of an intent to terminate the employment agreement. Each employment agreement provides for automatic extension of the term of employment upon the occurrence of a corporate change, as defined in the employment agreement. The Company retains the right to terminate each employment relationship in the event of Employee's physical or mental disability which will render him unable to perform under the agreement for any period of one hundred and twenty consecutive days or for an aggregate period of one hundred and twenty or more days during any twelve-month period. In the event of termination due to disability, Employee will be entitled to receive as disability compensation the remainder of his then annual salary for the remaining term of the agreement payable not less frequently than monthly. In the event of death, Employee's personal representative will be entitled to receive as death benefit, in addition to any other payments which Employee may be entitled to receive under any of the Company's benefit plans, payment of one year's salary at the rate which would have been payable to Employee at the time of his death, payable not less frequently than monthly. The Company has the unrestricted right to terminate each Employee for cause, which shall be determined at the Company's sole discretion.

          In addition, the Company's Equity Incentive Plan, Retirement Plan and the Supplemental Plan each contain provisions for the accelerated vesting of benefits under such plans upon a change in control of the Company. For such purposes, a "change of control" is deemed to occur when (i) any person becomes the beneficial owner of shares of the Company with respect to which 20% or more of the total number of votes for the election of the Board of Directors of the Company may be cast; (ii) in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, the persons who were Directors of the Company just prior to such event cease to constitute a majority of the Board of Directors of the Company; (iii) the stockholders of the Company approve an agreement in which the Company ceases to be an independent publicly owned corporation or for a sale of substantially all of the assets of the Company; or (iv) at the discretion of the Board of Directors, when a tender offer or exchange offer is made for shares of the Company's Common Stock and shares of Common Stock are acquired thereunder.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee of the Board of Directors establishes the general policies regarding compensation for the Company and Pacific Crest Investment, adopts and amends employee compensation plans and approves specific compensation levels for executive officers, including the Named Executives. Currently, the members of the Compensation Committee are Martin J. Frank (chairman), Rudolph I. Estrada, Richard S. Orfalea and Steven J. Orlando. Each member of the Compensation Committee is a non-employee director of the Company and Pacific Crest Investment.

          Set forth below is a report of the Compensation Committee addressing the Company's compensation policies for 1996 applicable to the Company's executives, including the Named Executives.

          The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          The Company's compensation programs reflect the philosophy that executive compensation levels should be linked to Company performance, yet be competitive and consistent with that provided to others holding positions of similar responsibility in the banking and financial services industry. The Company's compensation plans are designed to assist the Company in attracting and retaining qualified employees critical to the Company's long-term success, while enhancing employees' incentives to perform to their fullest abilities to increase profitability and maximize shareholder value.

SALARY AND BONUS COMPENSATION

          The Company pays cash salaries to its executive officers which are competitive with salaries paid to executives of other companies in the financial services industry based upon the individual's experience, performance and responsibilities and past and potential contribution to the Company. In determining the market rate, the Company obtains information regarding executive salary levels for other companies in the banking and financial services industry in California.

          The base salary of the Company's Chief Executive Officer was determined primarily on the terms of his Employment Agreement dated as of December 23, 1993 (the "Agreement"). The Agreement set Mr. Wehrle's base rate at no less than $232,414 for the calendar year ended December 31, 1994, and provided that in subsequent years, the base rate should be no less than the base rate for the preceding year, increased in the sole discretion of the Board of Directors based up the Company's performance and the job performance of Mr. Wehrle and the competitive salary levels for chief executive officers of financial institutions of similar size and diversity. In evaluating Mr. Wehrle's performance, the Committee considered the economy in the Company's market area, the improvement in asset quality of Pacific Crest Investment, the effect and extent of the Company's cost containment efforts, the Company's overall growth, as measured by increases in total loans, total assets and total deposits during the year, the Company's profitability compared with the preceding year and measured against budget, and the Company's stock price appreciation. The Committee put the most weight on the Company's profitability, and weighted each of the other factors relatively equally. The Committee recognized that significant progress was made in 1995 and 1996 in improving profitability and reducing the level of problem assets. After consideration, the Committee determined to maintain Mr. Wehrle's base salary in 1996 the same as in 1995, and to award him a cash bonus of $51,000 and a grant of 17,000 stock options in 1996.

STOCK BASED COMPENSATION - EQUITY INCENTIVE PLAN

          The Company believes that stock ownership by employees, including the Named Executives, provides valuable long-term incentives for such persons who will benefit as the Common Stock price increases and that stock-based performance compensation arrangements are beneficial in aligning employees' and stockholders' interests. To facilitate these objectives, the Company adopted the Equity Incentive Plan. See "Re-approval of 1993 Equity Incentive Plan."

          Through the Equity Incentive Plan, stock options have been granted to key employees, including the Company's executive officers. See "Executive Compensation -- Option Grants." Non-employee directors and consultants are eligible to participate in the Equity Incentive Plan pursuant to the formula provisions thereof. The Equity Incentive Plan is administered by the Committee. During 1996, stock options were granted to each of the Named Executives and Robert J. Dennen.

          In making its determination with respect to stock option grants during 1996, the Committee took into account option grants to the Named Executives in prior years, the remaining number of shares reserved for grant under the Equity Incentive Plan and the number of shares likely to provide a meaningful incentive to superior efforts on behalf of the Company by such persons.

OTHER COMPENSATION

          The Company's executives are also eligible to participate in the Split Dollar Life Insurance Plan (the "Insurance Plan") and the Supplemental Plan.
See "ELECTION OF DIRECTORS -- Compensation of Directors and Executive Officers -
- Executive Compensation -- Defined Benefit Plan." Under the Insurance Plan, the Company provides life insurance coverage for Messrs. Wehrle, Fernandez, Otelsberg and Lodwick. The Split Dollar Agreements provide death benefits of approximately two times the officers' normal annual salary during employment and an amount approximating the officers' final normal annual salary upon
retirement.   The Named Executives also participate in the Company's broad-based employee benefit plans, such as medical, supplemental disability and term life insurance.

Dated:  April 7, 1997.                            COMPENSATION COMMITTEE

                                                  MARTIN J. FRANK (CHAIRMAN)
                                                  RUDOLPH I. ESTRADA
                                                  RICHARD S. ORFALEA
                                                  STEVEN J. ORLANDO

PERFORMANCE GRAPH

          The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Stock with (i) the cumulative total return of the NASDAQ market index and (ii) the cumulative total return of a selected peer group over the period from December 23, 1993 (the date on which Foothill Group, the former sole stockholder of the Company distributed all of the Common Stock to its stockholders (the "Spinoff")) through December 31, 1996. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

          The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                        AMONG NASDAQ U.S. COMPANIES,
                           SELECTED PEER GROUP(*)
                       AND PACIFIC CREST CAPITAL, INC.



Measurement Period           PACIFIC CREST  NASDAQ--     PCCI PEER
(Fiscal Year Covered)        CAPITAL, INC.  TOTAL US     GROUP
---------------------        -------------  --------     ---------
Measurement Pt- 12/23/93     $100.00        $100.00      $100.00
FYE  12/31/93                $ 91.94        $102.56      $101.43
FYE   12/31/94               $ 54.84        $100.25      $106.56
FYE   12/31/95               $ 93.55        $141.77      $159.64
FYE   12/31/96               $148.39        $174.39      $213.00

*Peer group consists of Bank of Commerce, California State Bank, CU Bancorp, El Dorado Bancorp, First Charter Bank, N.A., Far East National Bank, Foothill Independent Bancorp, FP Bancorp, Inc., Imperial Thrift and Loan, Landmark Bancorp, National Mercantile Bancorp, Professional Bancorp, Orange National Bancorp, Riverside National Bank, SC Bancorp, Transworld Bancorp, and Ventura County National Bancorp.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          No person who served as a member of the Compensation Committee during the 1996 fiscal year is, or ever has been, an officer or employee of the Company or any of its subsidiaries.


                   RE-APPROVAL OF 1993 EQUITY INCENTIVE PLAN

          Prior to the Spinoff, the Board of Directors adopted the 1993 Equity Incentive Plan (the "Equity Incentive Plan") and Foothill Group, as the sole stockholder of the Company, approved its adoption. Stockholders are being asked to re-approve the Equity Incentive Plan so the Company may continue to retain its exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code ("IRC"). In order to qualify for the performance based exemption under IRC Section 162(m), all incentive compensation programs, including stock-based plans, such as the Equity Incentive Plan, must meet several requirements, including obtaining stockholder approval. Plans initially approved by stockholders before December 20, 1993 enjoyed transitional relief from the stockholder re-approval requirement until this year, but must be re-approved by stockholders at the first stockholders meeting in 1997 to meet the requirements of IRC Section 162(m).

EQUITY INCENTIVE PLAN

          The Equity Incentive Plan is designed to promote and advance the interests of the Company and its stockholders by (1) enabling the Company to attract, retain, and reward managerial and other key employees and non-employee directors, and (2) strengthening the mutuality of interests between participants and the shareholders of the Company in its long term growth, profitability and financial success by offering stock and cash based incentive awards based on performance and other equity-based awards.

          Summary of the Equity Incentive Plan. The Equity Incentive Plan empowers the Company to award or grant from time to time until December 31, 2002, when the Equity Incentive Plan expires except with respect to Awards then outstanding, to officers and other key employees of the Company and its subsidiaries Incentive, Non-Qualified and Deferred Compensation Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Unit Grants, Performance Share and Performance Unit Grants, any other stock-based awards (collectively referred to as "Awards") authorized by the Committee which administers the Equity Incentive Plan, and any combination of any or all of such Awards, whether in tandem with each other or otherwise.

          Administration. The Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Equity Incentive Plan provides that the Compensation Committee must consist of at least two directors of the Company who are "disinterested directors" within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee has the sole authority to construe and interpret the Equity Incentive Plan, to make rules and procedures relating to the implementation of the Equity Incentive Plan, to select participants, to establish the terms and conditions of Awards and to grant Awards, with broad authority to delegate its responsibilities to others, except with respect to the selection for participation of, and the granting of Awards to, persons subject to Sections 16(a) and 16(b) of the Exchange Act. Members of the Compensation Committee are not eligible to receive discretionary Awards under the Equity Incentive Plan.

          Eligibility Conditions. Managerial, including all officers of the Company, and other key employees of the Company and its subsidiaries who hold positions of significant responsibility and non-employee directors will be eligible to receive Awards under the Equity Incentive Plan. Non-employee directors are only eligible to receive Non-Qualified Stock Options under the Equity Incentive Plan. Except for Non-Qualified Stock Options granted to non-employee directors, the selection of recipients of, and the nature and size of, Awards granted under the Equity Incentive Plan is wholly within the discretion of the Compensation Committee. Subject to specific provisions relating to the grant of options to non-employee directors and except with respect to Incentive Stock Options Awards to non-employee directors, and the shares available under the Equity Incentive Plan, there is no limit on the number of shares of Common Stock in respect of which Awards may be granted to or exercised by any person. Subject to any applicable statutory or regulatory restrictions, whether an Award may be exercised after a participant's termination of employment or a non-employee director ceases to serve as a director shall be determined by the Compensation Committee, except that if a participant's employment with the Company and its subsidiary terminates or a non-employee director ceases to serve as a director for any reason within six months after the date of grant of any Award held by such participant, such Award shall expire as of the date of termination.

          Shares Subject to Equity Incentive Plan. The maximum number of shares of Common Stock in respect of which Awards may be granted under the Plan (the "Plan Maximum") is 150,000, with an increase of two percent (2%) of the total issued and outstanding shares of the Common Stock on the first day of each subsequent calendar year, commencing January 1, 1995.

          For the purpose of computing the total number of shares of Common Stock available for Awards under the Equity Incentive Plan, the above limitations shall be reduced by the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards and the number of shares of Common Stock which equal the value of Restricted Unit and Performance Equity Grants and other stock-based Awards, determined in each case at the date of the grant of such Awards. However, if any Awards are forfeited, terminated, settled in cash or exchanged for other Awards or expire unexercised, the shares of Common Stock previously subject to such Awards shall again be available for further Awards. In addition, shares which were subject to Stock Appreciation Rights which expired unexercised, or were not issued upon the exercise thereof, and shares received in payment of the purchase price of a Stock Option in the exercise thereof shall again be available for Awards under the Equity Incentive Plan. The shares of Common Stock which may be issued to participants in the Equity Incentive Plan may be either authorized and unissued shares or issued shares reacquired by the Company. No fractional shares may be issued under the Equity Incentive Plan.

          The maximum numbers of shares in payment of Awards granted or which may be subject to Awards, as applied to the Equity Incentive Plan and its several components, are subject to appropriate equitable adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company.

          Transferability. No Award granted under the Equity Incentive Plan, and no right or interest therein, shall be assignable or transferable by a participant except by will or the laws of descent and distribution.

          Term, Amendment and Termination. The Equity Incentive Plan will terminate on December 31, 2002, except with respect to Awards then outstanding. The Board or Directors may amend or terminate the Equity Incentive Plan at any time, except that, (i) to the extent restricted by Rule 16b-3 promulgated under the Exchange Act, as amended and in effect from time to time (or any successor rule), the Board of Directors may not, without approval of the stockholders of the Company, make any amendment that would (1) increase the total number of shares available for issuance (except as permitted by the Equity Incentive Plan to reflect changes in capitalization), (2) materially change the eligibility requirements, or (3) materially increase the benefits accruing to participants under the Equity Incentive Plan, and (ii) the provisions of the Equity Incentive Plan governing the award of options to Non-Employee Directors may not be amended more than once every six months other than to comport with changes to the Code, the Employee Requirement Income Security Act of 1974, as amended ("ERISA") or the regulations promulgated thereunder.

          Change of Control. The Equity Incentive Plan provides that the exercisability of outstanding Awards will be accelerated in the event of a change of control of the Company ("Change of Control"). A Change of Control is deemed to have occurred when (i) any person becomes the beneficial owner of shares of the Company with respect to which 20% or more of the total number of votes for the election of the Board of Directors of the Company may be cast;
(ii) in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Board of Directors of the Company; (iii) the stockholders of the Company approve an agreement in which the Company ceases to be an independent publicly owned corporation or for a sale of substantially all of the assets of the Company; or (iv) at the discretion of the Board of Directors, when a tender offer or exchange offer is made for shares of the Company's Common Stock and shares of Common Stock are acquired thereunder (an "Offer").

          In the event of a Change of Control, each outstanding Award will become exercisable in full, regardless of any provisions to the contrary contained in any agreement evidencing the Award, for a period of thirty days from and after the date of the Change of Control, except that in the event that the Board of Directors decides to accelerate the exercisability of Awards as a result of any Offer, each outstanding Award will become exercisable during the period beginning on a date designated by the Board of Directors and ending on the thirtieth day following such date. No Award granted to an officer or director of the Company will be exercisable as a result of acceleration within six months of the date of its grant.

          Incentive Stock Options. Options designated as Incentive Stock Options, within the meaning of Section 422 of the Code, in respect of up to the Plan Maximum may be granted under the Equity Incentive Plan. The number of shares of Common Stock in respect of which Incentive Stock Options are first exercisable by any optionee during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000 (or such other limit as may be imposed by the Code). Incentive Stock Options shall be exercisable for such period or periods, not in excess of ten years after the date of grant, as shall be determined by the Compensation Committee.

          Non-Qualified Stock Options. Non-Qualified Stock Options may be granted for such number of shares of Common Stock and will be exercisable for such period or periods as the Compensation Committee shall determine.

          Options to Non-Employee Directors. The Equity Incentive Plan also provides for the grant of options to Non-Employee Directors of the Company, without any action on the part of the Board or the Compensation Committee, only upon the terms and conditions set forth in the Equity Incentive Plan. Subject to completion of the Spinoff, each such person who was a director of the Company on the Effective Date of the Equity Incentive Plan automatically received, as of January 6, 1994, Non-Qualified Options to acquire (i) 2,000 shares of Common Stock and (ii) 500 shares of Common Stock after each 12 month period of continuous service as a director of the Company thereafter for up to a maximum of five such periods. Each person who hereafter becomes a Non-Employee Director shall automatically receive Non-Qualified Options to acquire (i) 2,000 shares of Common Stock on the date such person becomes a Non-Employee Director and (ii) 500 shares of Common Stock after each 12 month period of continuous service as a director of the Company thereafter for up to a maximum of five such periods. Each option shall become exercisable as to 25% of the shares of Common Stock subject to the option on each of the first, second, third and fourth anniversary dates of the grant and will expire ten years from the date the option was granted. The exercise price of such options shall be equal to 100% of the fair market value of the

Common Stock subject to the option on the date on which such options are granted. Each option shall be subject to the other provisions of the Equity Incentive Plan.

          Deferred Compensation Stock Options. Deferred Compensation Stock Options are designed to provide a means by which compensation payments can be deferred to future dates. The number of shares subject to a Deferred Compensation Stock Option shall be determined by the Compensation Committee using the following:

          Amount of Compensation Deferred     =       Number of
          -------------------------------           Optioned Shares
               FMV - Exercise Price

where FMV means the fair market value of a share of the Common Stock at the date the option is granted and Exercise Price is the price at which the option may be exercised. Deferred Compensation Stock Options will be exercisable for such period or periods as the Compensation Committee shall determine.

   Option Exercise Prices. The exercise price of an Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock on the date of grant. Except for Awards to Non-Employee Directors, Non-Qualified Stock Options and Deferred Compensation Stock Options may be issued at such option exercise price as the Compensation Committee shall determine, except that the Compensation Committee will not issue an option at less than 100% of the fair market value of the Common Stock of the Company at the date of grant unless it has been determined that such "discount" option price will not result in taxable income under the Code to the optionee at the date of grant or the date the option first becomes exercisable, rather than at the date of exercise.

   Exercise of Options. No Stock Option may be exercised, except as provided below, unless the holder thereof remains in the continuous employ or service of the Company or one of its subsidiaries. The Compensation Committee may apply special rules in the case of an individual performing services for the Company or one of its subsidiaries in a form other than as an employee or director.

   Stock Options shall be exercisable only upon the payment in full of the applicable option exercise price in cash or, if approved by the Compensation Committee, in shares of the Common Stock (at the fair market value thereof at exercise date) or, if approved by the Compensation Committee, by surrendering outstanding Awards denominated in stock or stock units as to which the participant is vested. No Incentive, Non-Qualified or Deferred Compensation Stock Option may be exercised within six months following the date of grant or after the optionee ceases to perform services for the Company or one of its subsidiaries, except where the Compensation Committee adopts terms and conditions relating to such Option which permit the exercise of such option after such cessation.

   Stock Appreciation Rights. Under the Equity Incentive Plan, a Stock Appreciation Right ("SAR") may be granted in tandem with, in relation to or independent of any other Award granted under the Plan. An SAR is an Award which will entitle the holder to receive an amount equal to all, or some portion (as determined by the Compensation Committee in respect of each SAR granted), of the excess of the fair market value Common Stock on the date of exercise over the fair market value of such share at the date of grant, multiplied by the number of shares as to which the holder is exercising the SAR. The Company will pay such amount to the holder in cash, in shares of Common Stock (at fair market value on the date of exercise), in Deferred Compensation Stock Options, or a combination of the above, as the Compensation Committee may in its sole discretion determine.

   In no event may an SAR be exercised within six months after the date granted. The Compensation Committee may also determine that an SAR shall be automatically exercised on one or more specified dates, or that an SAR can only be exercised during specified periods.

   Restricted Stock. An Award of Restricted Stock consists of a specified number of shares of Common Stock which are transferred to a participant selected by the Compensation Committee and are subject to forfeiture to the Company under such conditions and for such periods of time ("Restriction Period") as the Compensation Committee may determine. A participant may vote and receive dividends on the shares of Restricted Stock awarded, but may not sell, assign, transfer, pledge or otherwise encumber the shares of Restricted Stock during the Restriction Period. Certificates for Restricted Stock shall be held by the Company until all conditions have been satisfied.

   Restricted Units. An Award of Restricted Units (each unit having a value equivalent to one share of Common Stock) may be granted to a participant subject to such terms and conditions as the Compensation Committee shall deem appropriate. Restricted Units may be paid upon the expiration of the Restriction Period in cash, in shares of Common Stock equal to the number of Restricted Units granted, in Deferred Compensation Stock Options, or in any combination of the above, as determined by the Compensation Committee.

   Restriction Period; Employment Status. If a participant's employment ceases prior to the end of the Restriction Period or any installment thereof (but after six months from the date of grant) specified by the Compensation Committee in respect of such Restricted Award, the restrictions may lapse with respect to such portion, if any, of the Restricted Stock or Restricted Units as shall be determined by the Compensation Committee. In any event, if a participant's employment ceases for any reason (subject to possible specific exceptions as determined by the Compensation Committee) prior to the end of the Restriction Period, or any installment thereof, or within six months of the date of grant, all of the participant's Restricted Stock and Restricted Units will be forfeited.

   Performance Shares and Performance Unit Grants. Performance Share Grants (with each unit of grant equal in value to one share of Common Stock at the date of grant) and Performance Unit Grants (with each unit representing such monetary value as shall be assigned by the Compensation Committee) entitle the participant to receive cash, shares of Common Stock, Deferred Compensation Stock Options, or any combination of the above, as determined by the Compensation Committee, based upon the degree of achievement of a preestablished performance period ("Measurement Period") determined by the Compensation Committee. Performance goals are fixed by the Compensation Committee on the basis of such criteria and to accomplish such goals as the Compensation Committee may select. The Compensation Committee has sole discretion to determine the employees eligible for Awards of Performance Shares or Performance Units, the duration of each Measurement Period, the value of each Performance Unit and the number of shares or units earned on the basis of the Company's performance in relation to the established goals. During a Measurement Period, the Compensation Committee may adjust upward or downward the performance goals, if necessary to reflect the intent of the Plan in light of changes in the tax, securities, or accounting treatment of the Plan and the participants.

   At the end of any Measurement Period, the Compensation Committee shall determine the number of Performance Shares and Performance Units which have been earned on the basis of the Company's performance in relation to the performance goals. Except as otherwise provided in the Performance Award, a participant must be performing services for the Company (or a subsidiary) continuously during the Measurement Period to receive the proceeds of a Performance Share or Performance Unit Grant. Performance Share grantees shall be entitled to receive payment for each unit earned in an amount equal to the fair market value of a share of Common Stock. Performance Unit grantees shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of such unit.

   Other Stock-Based Grants and Deferrals. The Compensation Committee shall have authority to grant other stock-based Awards in Common Stock or denominated as stock units. The Compensation Committee may also permit a participant to elect to defer receipt of the proceeds of any Award granted under the Equity Incentive Plan.

   Grant of Awards. The Non-Employee Directors of the Company, were granted as of January 6, 1994, pursuant to the formula provisions of the Equity Incentive Plan, Non-Qualified Options to acquire 2,000 shares of Common Stock at an exercise price equal to the fair market value on that date, for a total of 8,000 shares of Common Stock. In accordance with the provisions of the Equity Incentive Plan regarding grants to Non-Employee Directors, each such option has a term of ten years and will become exercisable as to 25% of the shares of Common Stock subject to the option on the first, second, third and fourth anniversary dates of the grant. In addition, the Compensation Committee granted Incentive Stock Options to certain key employees, including the Named Executives. Such options have an exercise price equal to the fair market value of the option on the date of the grant, terms of ten years and will become exercisable as to 33-1/3% of the shares of Common Stock subject to the option on the second, third and fourth anniversary dates of the grant. The following table sets forth grants of options granted to date under the Equity Incentive Plan.

                                   EQUITY INCENTIVE PLAN BENEFITS
               Name and Position                              Dollar Value/(1)/     Number of Shares/(2)/
------------------------------------------------------        -----------------     ---------------------
Gary L. Wehrle, President and Chief                                $  348,956                 65,330
Executive Officer

Gonzalo Fernandez, Executive Vice President                           223,650                 40,000

Barry C. Otelsberg, Executive Vice President                          196,242                 35,000

Lyle C. Lodwick, Executive Vice President                             196,242                 35,000

Joseph Finci, Senior Vice President                                    60,445                 13,000

All current executive officers, as a group (6 persons)              1,083,352                199,440

Non-executive directors, as a group (4 persons)                        80,492                 13,000

Employees, including non-executive officers, as a                     420,184                 76,100
 group (29 persons)

----------------------
/(1)/ Based upon the difference between the fair market value of the underlying
      Common Stock on March 12, 1997 ($13.125) and the exercise price of the options. This valuation does not take into account further stock price changes that may occur over the term of the options, and may not necessarily represent actual gains, if any, that the optionees will ever realize.

/(2)/ Represents all option grants since the initial adoption of the Equity
      Incentive Plan through March 12, 1997. Includes options which have not yet vested.

FEDERAL INCOME TAX CONSEQUENCES

   The following discussion is only a summary of the principal federal income tax consequences of the compensation Awards to be granted under the Equity Incentive Plan, and is based on existing federal law (including administrative regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual participants, which may substantially alter or modify the federal income tax consequences herein discussed. Because of the wide range of Awards that may be made under the Equity Incentive Plan, the following discussion is confined to the most common forms of Awards likely to be made.

   Incentive Stock Options. Generally under present law, when an option qualifies as an Incentive Stock Option under Section 422 of the Code: (i) an optionee will not realize taxable income either upon the grant or the exercise of the option, (ii) any gain or loss upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss, and (iii) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an Incentive Stock Option or a qualifying disposition of the shares. A disposition by an optionee of stock acquired upon exercise of an Incentive Stock Option will constitute a qualifying disposition if it occurs more than two years after the grant of the option, and one year after the transfer of the shares to the optionee. If such stock is disposed of by the optionee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the optionee, in general, will recognize ordinary income equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the option price, or (ii) the amount realized on the disqualifying disposition less the option price. The Company would become entitled to a corresponding deduction. Ordinary income from a disqualifying disposition will constitute ordinary compensation income. Any gain in addition to the amount reportable as ordinary income on a "disqualifying disposition" generally will be capital gain.

   Upon the exercise of an Incentive Stock Option, the difference between the fair market value of stock on the date of exercise and the option price generally is treated as an adjustment to taxable income in that taxable year for alternative minimum tax purposes, as are a number of other items specified by the Code. Such adjustments (along with tax preference items) form the basis for the alternative minimum tax (presently at a graduated rate for individuals), which may apply depending on the amount of the computed "regular tax" of the employee for that year. Under certain circumstances the amount of alternative minimum tax is allowed as a carryforward credit against regular tax liability in subsequent years.

   Non-Qualified Stock Options. In the case of stock options which do not qualify as an Incentive Stock Option (Non-Qualified Stock Options), no income generally is recognized by the optionee at the time of the grant of the option. Under present law the optionee generally will recognize ordinary income at the time the Non-Qualified Stock Option is exercised equal to the aggregate fair market value of the shares acquired less the option price. Ordinary income from a Non-Qualified Stock Option will constitute compensation for which withholding may be required under federal and state law.

   Subject to special rules applicable when an optionee uses stock of the Company to exercise an option, shares acquired upon exercise of a Non-Qualified Stock Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee generally will recognize capital gain or loss. Provided the shares are held by the optionee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss.

   The Company will generally be entitled to a deduction equal to the ordinary income (i.e., compensation) portion of the gain recognized by the optionee in connection with the exercise of a Non-Qualified Stock Option provided the Company complies with any withholding requirements of federal and state law.

   Options to Non-Employee Directors. These options would be Non-Qualified Stock Options for tax purposes, and the tax rules applicable to them would generally be the same as the rules for Non-Qualified Stock Options described above. However, since the optionees are not employees, income tax withholding would not be required in order for the Company to qualify for its income tax deduction.

   Deferred Compensation Stock Options. These options would be Non-Qualified Stock Options for tax purposes, and the tax rules applicable to them would generally be the same as the rules for Non-Qualified Stock Options described above. This assumes, however, that the decision to accept a Deferred Compensation Stock Option in lieu of other compensation is made far enough in advance to avoid constructive receipt of the other forms of income. There is disagreement among the Internal Revenue Service, the courts, and some commentators regarding when the recipient must make the decision to defer in order to avoid constructive receipt of compensation. While the Internal Revenue Service argues that the deferral election should be made prior to rendering the services being compensated, some court decisions have approved the deferral of tax reporting when elections have not been made until later events. If a person has constructively received income for tax purposes, the income inclusion for the recipient and corresponding deduction for the Company will occur upon such constructive receipt and will be measured using valuations as of that date. The actual exercise of a Deferred Compensation Stock Option in such circumstances would be a second income and deduction event.

   Stock Appreciation Rights. Subject to the discussion of the rules for payment in Deferred Compensation Stock Options set forth above, a SAR recipient will be taxed (and the Company will receive a corresponding deduction) when the recipient exercises the SAR. Income generated by such exercise will be ordinary compensation income and will be measured by the amount of cash received or the then-current fair market value of the stock received upon such event. In the case of a SAR granted to an employee, the Company will have a withholding obligation.

   Restricted Stock. The income and deduction events in the case of Restricted Stock grants generally are deferred until the restrictions on the stock lapse. At that time, the recipient would report as ordinary compensation income the difference between the then-current fair market value of the stock and the amount (if any) paid for the stock. Subject to withholding obligations, the Company is entitled to a corresponding deduction. The recipient may elect to report the income with respect to the Restricted Stock upon its receipt rather than at the time of the lapse of the restrictions. In such case, the valuation used for income and deduction purposes is the value of the Restricted Stock at the time of receipt, disregarding any restrictions other than those that will never lapse.

   Restricted Units. Subject to the discussion of the rules for payment in Deferred Compensation Stock Options set forth above, a recipient of a Restricted Unit will be taxed (and the Company will receive a corresponding deduction) when the recipient receives payment at the time the restrictions lapse. Income generated by such lapse and payment will be ordinary compensation income and will be measured by the amount of cash received or the then-current fair market value of the stock received upon such event. In the case of a Restricted Unit granted to an employee, the Company will have a withholding obligation.

   Performance Shares and Performance Units. Subject to the discussion of the rules for payment in Deferred Compensation Stock Options set forth above, a recipient of a Performance Share or Performance Unit will be taxed (and the Company will receive a corresponding deduction) when the recipient receives payout at the end of the performance period. The recipient will have ordinary compensation income measured by the cash received and/or the then-current fair market value of the stock received upon such event. In the case of a Performance Share or Performance Unit granted to an employee, the Company will have a withholding obligation.

   Restriction on Deductions. Not every amount paid as compensation for services is currently deductible. For example, depending upon the services rendered, some compensation payments must be capitalized or added to inventory costs. Two other restrictions potentially applicable to deductions for executive compensation payments are the restriction on deduction of so-called "excess parachute payments" and the deduction limit of $1,000,000 per year for certain executive compensation. Whether any such restrictions will apply to specific payments of compensation by the Company cannot be predicted at this time.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN.


                              CERTAIN TRANSACTIONS

   None of the directors or executive officers of the Company or any subsidiary thereof, or any associates or affiliates of any of them, is or has been indebted to the Company at any time since the beginning of the last completed fiscal year of the Company and there are no outstanding loans to any directors or officers of the Company. Except for the stock plans described above, none of the directors or executive officers of the Company, or any associate or affiliate of such person, had any other material interest, direct or indirect, in any transaction during the past year or any proposed transaction with the Company.


                              INDEPENDENT AUDITORS

   Deloitte & Touche LLP performed audit services for the Company during 1996 which consisted of the examination of the financial statements of the Company and Pacific Crest Investment and limited assistance and consultation in connection with filings with the Securities and Exchange Commission. All professional services rendered by Deloitte & Touche LLP during 1996 were furnished at customary rates and terms. Ernst & Young LLP performed audit services for the Company during 1995. The change in accountants was not due to any disagreements on accounting policies or principles between the Company and its former accountants.

   The Company has selected Deloitte & Touche LLP to serve as independent accountants for the 1997 fiscal year. Representatives of Deloitte & Touche LLP will be present at the Meeting to respond to appropriate questions and to comment on the Company's consolidated financial statements.


                           PROPOSALS OF STOCKHOLDERS

   Proposals of Stockholders intended to be included in the proxy materials for the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company, 30343 Canwood Street, Agoura Hills, California 91301, by December 8, 1997.

   Under Rule 14a-8 adopted by the SEC under the Exchange Act, proposals of Stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by Stockholders and the Company, Stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal to the Company.

                                 ANNUAL REPORT

   The Company's Annual Report for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiary and the report thereon of Deloitte & Touche LLP, the Company's independent auditors.

   STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 BY WRITING TO THE COMPANY AT 30343 CANWOOD STREET, AGOURA HILLS, CALIFORNIA 91301.


                                 OTHER BUSINESS

   Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

                                         PACIFIC CREST CAPITAL, INC.


                                         /S/ Robert Dennen
                                         Robert Dennen
                                         Vice President, Chief Financial
                                         Officer and Secretary

Agoura Hills, California
April 7, 1997

REVOCABLE PROXY           PACIFIC CREST CAPITAL, INC.            REVOCABLE PROXY

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 8, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned stockholder(s) of Pacific Crest Capital, Inc. (the "Company") hereby nominates, constitutes and appoints Sean A. Sievers and Robert J. Dennen, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Hyatt Westlake Plaza, Salon Dos, 880 South Westlake Boulevard, Westlake Village, California 91361 at 2:00 p.m., on Thursday, May 8, 1997, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

                      PLEASE SIGN AND DATE ON REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEE LISTED ABOVE AND "FOR" RE-APPROVAL OF THE 1993 EQUITY INCENTIVE PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

                          PACIFIC CREST CAPITAL, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]

THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEE UNLESS AUTHORITY TO DO SO IS WITHHELD AND "FOR" RE-APPROVAL OF THE 1993 EQUITY INCENTIVE PLAN UNLESS "AGAINST" OR "ABSTAIN" IS MARKED ON THE ENCLOSED PROXY.

1. ELECTION OF DIRECTORS --                                           Withhold
   NOMINEE: Rudolph I. Estrada -- Year Term Expires 2000      For    Authority
                                                              [_]       [_]

2. RE-APPROVAL OF 1993 EQUITY INCENTIVE PLAN. To re-approve the 1995 Equity Incentive Plan pursuant to which directors and officers may be granted
   certain stock-based awards.    For  Against  Abstain
                                  [_]    [_]      [_]

3. OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                 Dated:_________________________________________________ , 1997

                 Signature ____________________________________________________

                 Signature ____________________________________________________


                 NOTE: Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

                 I (We)   do  do not  expect to attend the Meeting.

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE
                          PREPAID ENVELOPE PROVIDED.